Exhibit 99.1

PRESS RELEASE

Level 3 Reports Second Quarter 2017 Results

Second Quarter 2017 Highlights

•                  Reiterated outlook for Adjusted EBITDA and Free Cash Flow for the full year 2017

•                  Net Income was $154 million

•                  Adjusted EBITDA grew to $744 million, excluding $22 million of CenturyLink acquisition-related expenses

•                  Generated Cash Flows from Operating Activities of $564 million and Free Cash Flow of $236 million, excluding $3 million of cash used for CenturyLink acquisition-related expenses

BROOMFIELD, Colo., August 2, 2017 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the quarter ended June 30, 2017.

“Level 3 continues to focus on delivering profitable growth and expanding margins,” said Jeff Storey, president and CEO of Level 3. “With the CenturyLink team, we have gained good traction on integration planning. I am excited to become part of the combined company management team when the transaction closes, as I believe the combination with CenturyLink will enable us to deliver significant value to our stockholders, customers and employees.”

Total revenue was $2.061 billion for the second quarter 2017, compared to $2.056 billion for the second quarter 2016. In the second quarter 2017, the company generated net income of $154 million and basic earnings per share of $0.42.

Financial Results

Metric ($ in millions)	Second Quarter 2017	Second Quarter 2016(1)
Core Network Services Revenue	$1,965	$1,956
Wholesale Voice Services Revenue	$96	$100
Total Revenue	$2,061	$2,056
Network Access Costs	$675	$676
Network Access Margin	67.2%	67.1%
Network Related Expenses (NRE)(2)	$331	$335
Selling, General and Administrative Expenses (SG&A)(2)	$333	$330
Non-cash Compensation Expense	$39	$31
Adjusted EBITDA(3)	$722	$715
Adjusted EBITDA, excluding acquisition-related expenses(3)(4)	$744	$715
Adjusted EBITDA Margin(3)	35.0%	34.8%
Adjusted EBITDA Margin, excluding acquisition-related expenses(3)(4)	36.1%	34.8%
Cash Flows from Operating Activities(3)(5)	$564	$631
Capital Expenditures	$328	$367
Capital Expenditures, excluding acquisition-related capital expenditures(6)	$322	$367
Unlevered Cash Flow(3)	$359	$396
Unlevered Cash Flow, excluding acquisition-related expenses(3)(5)	$362	$396
Free Cash Flow(3)	$233	$264
Free Cash Flow, excluding acquisition-related expenses(3)(5)	$236	$264
Net Income(7)	$154	$156
Net Income per Common Share-Basic(7)	$0.42	$0.44
Weighted Average Shares Outstanding (in thousands)- Basic	362,385	357,924

(1)         The reported second quarter 2016 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2017.

(2)         Excludes non-cash compensation expense.

(3)         See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

(4)         In the second quarter 2017, acquisition-related expenses were $22 million.

(5)         In the second quarter 2017, cash paid for acquisition-related expenses was $3 million.

(6)         In the second quarter 2017, acquisition-related capital expenditures were $6 million.

(7)         Results for the second quarter 2016 have been adjusted to reflect the Company’s adoption of Account Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting.

Second Quarter 2017 Revenue Results

Core Network Services (CNS) Revenue ($ in millions)	Second Quarter 2017	Second Quarter 2016(1)	2Q17/2Q16 Percent Change	2Q17/2Q16 Percent Change, Constant Currency
North America	$1,607	$1,605	—%	—%
Wholesale	$415	$443	(6)%	(6)%
Enterprise	$1,192	$1,162	3%	3%

EMEA	$176	$191	(8)%	(3)%
Wholesale	$55	$61	(10)%	(6)%
Enterprise	$107	$112	(4)%	—%
UK Government	$14	$18	(22)%	(9)%

Latin America	$182	$160	14%	11%
Wholesale	$36	$37	(3)%	(3)%
Enterprise	$146	$123	19%	16%

Total CNS Revenue	$1,965	$1,956	—%	1%
Wholesale	$506	$541	(6)%	(6)%
Enterprise	$1,459	$1,415	3%	3%

(1)   The reported second quarter 2016 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2017.

Liquidity

As of June 30, 2017, the company had cash, cash equivalents and marketable securities of $2.2 billion.

2017 Business Outlook

“We remain confident in and are reiterating our outlook for Adjusted EBITDA and Free Cash Flow,” said Sunit Patel, executive vice president and CFO of Level 3. “For the full year 2017, we continue to expect Adjusted EBITDA of $2.94 to $3.00 billion and Free Cash Flow of $1.10 to $1.16 billion, excluding CenturyLink acquisition-related expenses. All other outlook measures also remain unchanged.”

Metrics(1)	2017 Outlook
Adjusted EBITDA	$2.94 to $3.00 billion
Free Cash Flow	$1.10 to $1.16 billion
GAAP Interest Expense	$540 million
Cash Interest Expense	$520 million
Capital Expenditures	16% of Total Revenue
Depreciation and Amortization	$1.35 billion
Cash Income Tax	$40 million
Non-cash Compensation Expense	$170 million
Full Year Income Tax Rate	~38%

(1)         All outlook measures exclude CenturyLink acquisition-related expenses.

Conference Call and Website Information

Level 3 will broadcast a live conference call on its Investor Relations website, http://investors.level3.com at 3:30 p.m. MT/5:30 p.m. ET. Additional information regarding the second quarter 2017 results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International).

The call will be archived and available as an audio replay on Level 3’s Investor Relations website starting at 7 p.m. ET August 3 until 6 p.m. ET October 31, 2017. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21854939.

For additional information, please call +1 720-888-2518.

Contact Information

Media:	Investors:
D. Nikki Wheeler	Mark Stoutenberg
+1 720-888-0560	+1 720-888-2518
Nikki.Wheeler@Level3.com	Mark.Stoutenberg@Level3.com

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn. © Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward Looking Statements

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: increase revenue from its services to realize its targets for financial and operating performance; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage risks associated with continued uncertainty in the global economy; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Except for the historical and factual information contained herein, the matters set forth in this communication, including statements regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “will,” “estimates,” “anticipates,” “believes,” “expects,” “projects,” “plans,” “intends,” “may,” “should,” “could,” “seeks” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  These forward-looking statements, and the assumptions upon which they are based, (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:  the ability of the parties to timely and successfully receive the required approvals for the combination from regulatory agencies free of conditions materially adverse to the parties and from their respective shareholders; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs, difficulties or disruptions related to the integration of Level 3’s operations with those of CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the effects of competition from a wide variety of competitive providers, including lower demand for CenturyLink’s legacy offerings; the effects of new, emerging or competing technologies, including those that could make the combined company’s products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; adverse changes in CenturyLink’s or the combined company’s access to credit markets on favorable terms, whether caused by changes in its financial position, lower debt credit ratings, unstable markets or otherwise; the combined company’s ability to effectively adjust to changes in the communications industry, and changes in the composition of its markets and product mix; possible changes in the demand for, or pricing of, the combined company’s products and services, including the combined company’s ability to effectively respond to increased demand for high-speed broadband service; changes in the operating plans, capital allocation plans or corporate strategies of the combined company, whether based on changes in market conditions, changes in the cash flows or financial position of the combined company, or otherwise; the combined company’s ability to successfully maintain the quality and profitability of its existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the combined company’s business and network from possible equipment failures, service outages, security breaches or similar events impacting its network; the combined company’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; the ability of the combined company to utilize net operating losses in amounts projected; changes in the future cash requirements of the combined company; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Level 3’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Due to these risks and uncertainties, there can be no assurance that the proposed combination or any other transaction described above will in fact be completed in the manner described or at all.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed combination or the combined company.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication.  Unless legally required, CenturyLink and Level 3 undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events, changed events or otherwise.

Additional Information

In connection with the proposed combination, CenturyLink filed a registration statement on Form S-4 with the SEC (Registration Statement No. 333-215121), which was declared effective by the SEC on February 13, 2017. CenturyLink and Level 3 have filed a joint proxy statement/prospectus and will file other relevant documents concerning the proposed transaction with the SEC. CenturyLink and Level 3 began mailing the definitive joint proxy statement/prospectus to their respective security holders on or about February 13, 2017. The definitive joint proxy statement/prospectus, dated as of February 13, 2017, contains important information about CenturyLink, Level 3, the proposed combination and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the definitive joint proxy statement/prospectus and the filings that are incorporated by reference in the definitive joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Level 3, free of charge, at the website maintained by the SEC at www.sec.gov.  Investors and security holders may also obtain these documents free of charge by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Level 3, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Investor Relations.

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Quarterly Constant Currency

							2Q16 FX		1Q17 FX
							2Q17		2Q17
		2Q16 FX	1Q17 FX				Constant		Constant
CNS Revenue ($ in millions)	2Q17	2Q17 Constant Currency	2Q17 Constant Currency	2Q16(2)	1Q17	2Q17/ 2Q16 %Change	Currency/ 2Q16 %Change(3)	2Q17/1Q17 %Change	Currency/1 Q17 %Change(3)
North America	$1,607	$1,607	$1,607	$1,605	$1,594	0.1%	0.1%	0.8%	0.8%
Wholesale	$415	$415	$415	$443	$403	(6.3)%	(6.3)%	3.0%	3.0%
Enterprise	$1,192	$1,192	$1,192	$1,162	$1,191	2.6%	2.6%	0.1%	0.1%

EMEA	$176	$186	$172	$191	$175	(7.9)%	(2.5)%	0.6%	(1.7)%
Wholesale	$55	$58	$54	$61	$55	(9.8)%	(6.0)%	—%	(2.0)%
Enterprise	$107	$112	$105	$112	$106	(4.5)%	0.4%	0.9%	(1.3)%
UK Govt	$14	$16	$13	$18	$14	(22.2)%	(9.0)%	—%	(3.3)%

Latin America	$182	$178	$183	$160	$177	13.8%	11.3%	2.8%	3.4%
Wholesale	$36	$35	$36	$37	$36	(2.7)%	(3.0)%	—%	1.7%
Enterprise	$146	$143	$147	$123	$141	18.7%	15.5%	3.5%	3.8%

Total CNS Revenue	$1,965	$1,971	$1,962	$1,956	$1,946	0.5%	0.8%	1.0%	0.8%
Wholesale	$506	$508	$505	$541	$494	(6.5)%	(6.0)%	2.4%	2.1%
Enterprise(1)	$1,459	$1,463	$1,457	$1,415	$1,452	3.1%	3.4%	0.5%	0.3%

Total CNS Revenue	$1,965	$1,971	$1,962	$1,956	$1,946	0.5%	0.8%	1.0%	0.8%
Wholesale Voice Services	96	96	96	100	102	(4.0)%	(3.7)%	(5.9)%	(5.1)%
Total Revenue	$2,061	$2,067	$2,058	$2,056	$2,048	0.2%	0.6%	0.6%	0.5%

(1)	includes UK Government
(2)	The 2016 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2017.
(3)	Percentages are calculated using whole numbers. Minor differences may exist due to rounding.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Income.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Income, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Income before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

($ in millions)	2Q17	2Q16
Net Income	$154	$156
Income Tax Expense	69	34
Total Other Expense	130	184
Depreciation and Amortization	330	310
Non-Cash Stock Compensation	39	31
Adjusted EBITDA	$722	$715
Add back: Acquisition-Related Expenses	22	—
Adjusted EBITDA Excluding Acquisition-Related Expenses	$744	$715

Total Revenue	$2,061	$2,056
Adjusted EBITDA Margin	35.0%	34.8%
Adjusted EBITDA Excluding Acquisition-Related Expenses Margin	36.1%	34.8%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow

($ in millions)	2Q17	2Q16
Net Cash Provided by Operating Activities	$561	$631
Capital Expenditures	(328)	(367)
Free Cash Flow	$233	$264
Cash Interest Paid	129	133
Interest Income	(3)	(1)
Unlevered Cash Flow	$359	$396

Free Cash Flow	$233	$264
Add back: Cash Acquisition-Related Expenses	3	—
Free Cash Flow Excluding Cash Acquisition-Related Expenses	$236	$264

Unlevered Cash Flow	$359	$396
Add back: Cash Acquisition-Related Expenses	3	—
Unlevered Cash Flow Excluding Cash Acquisition-Related Expenses	$362	$396

Debt is defined as total gross debt, including capital leases from the Footnotes to the Consolidated Financial Statements.

Net Debt to Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as Debt, reduced by cash and cash equivalents and marketable securities and divided by LTM Adjusted EBITDA Excluding Acquisition-Related Expenses.

Level 3 Communications, Inc. and Consolidated Subsidiaries

LTM Adjusted EBITDA

($ in millions)	3Q16	4Q16	1Q17	2Q17	Total: LTM
Total Revenue	$2,033	$2,032	$2,048	$2,061	$8,174
Network Access Costs	(675)	(680)	(691)	(675)	(2,721)
Network Related Expenses	(337)	(332)	(336)	(337)	(1,342)
Selling, General and Administrative Expenses	(348)	(346)	(364)	(366)	(1,424)
Add back: Non-Cash Compensation Expenses	43	35	48	39	165
Adjusted EBITDA	$716	$709	$705	$722	$2,852

Add back: Acquisition-Related Expenses	—	15	20	22	57
Adjusted EBITDA Excluding Acquisition-Related Expenses	$716	$724	$725	$744	$2,909

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to LTM Adjusted EBITDA ratio as of June 30, 2017

($ in millions)

Debt	$11,007
Cash and Cash Equivalents	(1,056)
Marketable Securities	(1,127)
Net Debt	$8,824
LTM Adjusted EBITDA Excluding Acquisition-Related Expenses	$2,909
Net Debt to LTM Adjusted EBITDA Ratio	3.0

Outlook

In order to provide our outlook with respect to non-GAAP metrics, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Outlook

Adjusted EBITDA Outlook

Twelve Months Ended December 31, 2017

	Range
($ in millions)	Low	High
Net Income	$500	$590
Income Tax Expense	330	360
Total Other Expense	570	550
Depreciation and Amortization Expense	1,360	1,340
Non-Cash Compensation Expense	180	160
Adjusted EBITDA	$2,940	$3,000

Free Cash Flow Outlook

Twelve Months Ended December 31, 2017

	Range
($ in millions)	Low	High
Net Cash Provided by Operating Activities	$2,420	$2,520
Capital Expenditures	(1,320)	(1,360)
Free Cash Flow	$1,100	$1,160

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited)

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016

Revenue	$2,061	$2,048	$2,056

Costs and Expenses
Network access costs	675	691	676
Network related expenses	337	336	339
Depreciation and amortization	330	320	310
Selling, general and administrative expenses	366	364	357
Total Costs and Expenses	1,708	1,711	1,682

Operating Income	353	337	374

Other Income (Expense):
Interest income	3	2	1
Interest expense	(132)	(134)	(140)
Loss on modification and extinguishment of debt	—	(44)	(40)
Other, net	(1)	4	(5)
Total Other Expense	(130)	(172)	(184)

Income Before Income Taxes	223	165	190

Income Tax Expense	(69)	(70)	(34)

Net Income	$154	$95	$156

Basic Earnings per Common Share:
Net Income per Share	$0.42	$0.26	$0.44
Weighted-Average Shares Outstanding (in thousands)	362,385	361,461	357,924

Diluted Earnings per Common Share:
Net Income per Share	$0.42	$0.26	$0.43
Weighted-Average Shares Outstanding (in thousands)	365,002	364,121	361,250

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	June 30,	March 31,	June 30,
(dollars in millions)	2017	2017	2016

Assets

Current Assets:
Cash and cash equivalents	$1,056	$1,947	$1,291
Marketable securities	1,127	—	—
Restricted cash and securities	5	7	8
Receivables, less allowances for doubtful accounts	707	712	839
Other	141	141	140
Total Current Assets	3,036	2,807	2,278

Property, Plant and Equipment, net	10,392	10,285	10,073
Restricted Cash and Securities	29	31	31
Goodwill	7,737	7,731	7,739
Other Intangibles, net	809	861	1,020
Deferred Tax Assets	3,235	3,305	3,395
Other Assets	49	51	50
Total Assets	$25,287	$25,071	$24,586

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$693	$750	$762
Current portion of long-term debt	306	307	7
Accrued payroll and employee benefits	178	148	160
Accrued interest	97	101	131
Current portion of deferred revenue	262	275	268
Other	162	153	170
Total Current Liabilities	1,698	1,734	1,498

Long-Term Debt, less current portion	10,584	10,581	10,871
Deferred Revenue, less current portion	1,058	1,044	1,027
Other Liabilities	632	631	637
Total Liabilities	13,972	13,990	14,033

Stockholders’ Equity	11,315	11,081	10,553
Total Liabilities and Stockholders’ Equity	$25,287	$25,071	$24,586

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(dollars in millions)	2017	2017	2016

Cash Flows from Operating Activities:
Net income	$154	$95	$156
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	330	320	310
Non-cash compensation expense attributable to stock awards	39	48	31
Loss on modification and extinguishment of debt	—	44	40
Accretion of debt discount and amortization of debt issuance costs	4	5	5
Accrued interest on long-term debt, net	(4)	(28)	—
Deferred income taxes	57	62	20
Gain on sale of property, plant and equipment and other assets	—	—	(1)
Other, net	(3)	(5)	6
Changes in working capital items:
Receivables	10	6	(25)
Other current assets	(4)	(32)	(5)
Payables	(59)	42	84
Deferred revenue	—	50	(4)
Other current liabilities	37	(68)	14
Net Cash Provided by Operating Activities	561	539	631

Cash Flows from Investing Activities:
Capital expenditures	(328)	(368)	(367)
Change in restricted cash and securities, net	4	—	839
Purchases of marketable securities	(1,127)	—	—
Proceeds from sale of property, plant and equipment and other assets	—	—	1
Net Cash (Used in) Provided by Investing Activities	(1,451)	(368)	473

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	—	4,569	(1)
Payments on and repurchases of long-term debt and capital leases	(2)	(4,613)	(815)
Net Cash Used in Financing Activities	(2)	(44)	(816)

Effect of Exchange Rates on Cash and Cash Equivalents	1	1	(1)

Net Change in Cash and Cash Equivalents	(891)	128	287

Cash and Cash Equivalents at Beginning of Period	1,947	1,819	1,004

Cash and Cash Equivalents at End of Period	$1,056	$1,947	$1,291

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$129	$153	$133